Exhibit 10.8

PLACEMENT AGENCY AGREEMENT

September 4, 2025

Pineapple Financial, Inc,

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Ladies and Gentlemen:

Introductory. This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which D. Boral Capital LLC (“D. Boral” or the “Placement Agent”), shall be engaged by Pineapple Financial Inc. (the “Company”), a corporation continued and existing under the Canada Business Corporations Act (the “CBCA”), to act as the exclusive Placement Agent in connection with the private placement of (hereinafter referred to as the “Placement”) of subscription receipts of the Company (the “Subscription Receipts”) each of which is exchangeable for (a) one Common Share (as defined in the Purchase Agreement (collectively, the “Placement Common Shares”), or (b) one Pre-Funded Warrant (as defined in the Purchase Agreement). Such Subscription Receipts, Placement Common Shares and Pre- Funded Warrants are sometimes collectively referred to herein as the “Placement Securities”.

The terms of the Placement and Placement Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) in accordance with the Purchase Agreement (as defined below) and nothing herein shall be construed as (i) giving the Placement Agent the power or authority to bind the Company or any Purchaser with respect to the matters set forth in the Purchase Agreements, or (ii) an obligation for the Company to issue any Subscription Receipts or complete the Placement.

The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Subscription Receipts and does not ensure the successful placement of the Subscription Receipts or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Subscription Receipts to any Purchaser will be evidenced by the securities purchase agreement (the “Purchase Agreement”) by and among the Company and such Purchasers in the form of Exhibit A attached hereto. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

Upon the satisfaction or waiver of the Escrow Release Conditions (as defined in the Purchase Agreement) and immediately following the Effective Date (as defined in the Purchase Agreement), the Subscription Receipt will entitle the holder (without payment of any further consideration) to receive either (i) one Share or (ii) one Pre-Funded Warrant.

In the event that the Subscription Receipt Agent (as defined in the Purchase Agreement) does not receive the Escrow Release Notice (as defined in the Purchase Agreement) at or before the Escrow Deadline (as defined in the Purchase Agreement), the Subscription Receipts will immediately be cancelled and become null and void and of no further effect, and will only represent the holder’s right to receive such payment from the Subscription Receipt Agent in accordance with the terms of the Subscription Receipt Agreement (as defined in the Purchase Agreement).

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The parties acknowledge that the Subscription Receipts have not been and will not be registered under the U.S. Securities Act of 1933 (the “U.S. Securities Act”) or the securities laws of any state of the United States and may not be offered or sold in the United States, or to or for the account or benefit of, U.S. Persons (as defined in the regulations under the Securities Act), except pursuant to exemptions from the registration requirements of the Securities Act and the applicable laws of any state of the United States in the manner specified in this Agreement and pursuant to the representations, warranties, acknowledgments, agreements and covenants of the Company and the Placement Agent contained hereto.

The parties acknowledge that under Canadian Securities Law (as defined in the Purchase Agreement) (a) the Subscription Receipts are subject to an indefinite hold period and (b) the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares will not be subject to a hold period under Canadian Securities Laws provided the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares are issued under the Registration Statement (as defined in the Purchase Agreement) on or after the Effective Date.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date (as defined in the Purchase Agreement), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA (as hereinafter defined) member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company.

B. Covenants of the Company. The Company covenants and agrees:

a)	to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least five (5) years after the Closing Date and (ii) a competent transfer agent with respect to the Common Shares for a period of five (5) years after the Closing Date.

b)	within 30 days following execution of the Purchase Agreement, to prepare and file with the Commission (as defined in the Purchase Agreement) (at the Company’s sole cost and expense) a preliminary proxy statement, as it may be amended or supplemented from time to time, related to the shareholders’ consideration and vote with respect to certain proposals, including, inter alia, (i) the issuance of the Shares and Pre-Funded Warrants to be delivered to the holders of Subscription Receipts, (ii) the amendment to the constating documents of the Company to remove the Transfer Restriction (as defined in the Purchase Agreement), and (iii) any other matters requiring shareholder approval in accordance with the CBCA, the articles and by-laws of the Company, applicable securities exchange requirements and any other applicable requirements in connection with the transactions contemplated by this agreement (the approval of the matters described in clauses (i) – (ii) are referred to herein as the “Shareholder Approval”), as well as hold a duly called shareholders meeting to obtain the Shareholder Approval. The Company shall use its commercially reasonable best efforts to make such filings and take such actions as are necessary to receive Shareholder Approval. Upon receipt of the requisite votes to approve such matters, the Company shall promptly deliver notice of the Shareholder Approval to each Purchaser and file with the Commission a Current Report on Form 8-K disclosing the same.

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c)	to (i) prepare, as soon as reasonably possible following the Closing Date, and file with the Commission within five business days of receiving the Shareholder Approval, the Registration Statement (on Form S-1 or other appropriate registration statement form reasonably acceptable to the Purchasers) under the Securities Act, at the sole expense of the Company, in respect of the Purchasers, so as to permit the resale of the Shares, the Pre- Funded Warrants and the Pre-Funded Warrant Shares in the United States under the Securities Act; and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline. The Company will notify the Placement Agent immediately following effectiveness of the Registration Statement. The Registration Statement shall cover the resale of 100% of the Shares, the Pre- Funded Warrants, and the Pre-Funded Warrant Shares (including such indeterminate number of common shares in the authorized share structure of the Company, resulting from stock splits, stock dividends or similar transactions), for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the Commission pursuant to the U.S. Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule). The Placement Securities registered for resale pursuant to the Registration Statement shall not be subject to resale restrictions under Canadian Securities Laws, provided the distribution of such Placement Securities will not take place prior to the Effective Date and such Placement Securities will be distributed under the Registration Statement,

d)	To the extent not addressed in (a)-(c) above, the Company shall use its best efforts to take all actions necessary to satisfy the Escrow Release Conditions prior to the Escrow Deadline, as set forth in the Purchase Agreement.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Subscription Receipts by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

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SECTION 3. COMPENSATION.

A. Cash Compensation. Upon satisfaction or waiver of the Escrow Release Conditions, the Placement Agent’s fee shall be deducted from the Escrowed Cash Proceeds (as defined in the Purchase Agreement) and be delivered to the placement Agent by the Subscription Receipt Agent, the Company shall pay to the Placement Agent or its respective designees a total cash fee (collectively, the “Cash Fee”) of $750,000.

B. Returned Consideration. In the event that the Escrow Release Conditions are not satisfied or waived prior to the Escrow Deadline, the Escrowed Funds (as defined in the Purchase Agreement) shall be returned in full to the Purchasers and no Cash Fee shall be payable pursuant to this Section 3, unless the Company has breached any of the covenants set forth in Section 1.B., in which case the Placement Agent would be entitled to receive the Cash Fee. In such case, the Cash Fee shall be solely the obligation of the Company, and no Purchaser shall be deemed to owe any portion of such Cash Fee to the Placement Agent pursuant to this Section 3.B.

C. Reduction of Compensation. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4. EXPENSES. The Company agrees to pay or reimburse if paid by the Placement Agent: (i) all of the Company’s costs and expenses incident to the Placement and the performance of its obligations and (ii) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Placement Agent (including, without limitation, the fees and expenses of the Placement Agent’s outside attorneys), provided that, except as otherwise provided and excluding expenses related to any required filings under state securities or “blue-sky” law and filings with FINRA, such costs and expenses shall not exceed $250,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, the Company will indemnify the Placement Agent and their respective present and former directors, officers, employees, agents and controlling persons (each such person, including Placement Agent, an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (collectively, “Damages”), to which such Indemnified Party may become subject in connection with, relating to or arising from any transaction contemplated by this Agreement or the engagement of or performance of services by an Indemnified Party hereunder, and will reimburse each Indemnified Party for all out-of-pocket fees and expenses (“Expenses”), including the reasonable fees and expenses of counsel, as they are incurred in connection with investigating, preparing, pursuing or defending any threatened or pending subpoena, claim, action, proceeding or investigation (“Proceedings”) arising therefrom, whether or not any Indemnified Party is a formal party to such Proceeding; provided, that the Company will not be liable to any Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the bad faith, gross negligence or willful misconduct of the Indemnified Party. No Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any person asserting claims on behalf of the Company arising out of or in connection with any transactions contemplated by this Agreement or the engagement of or performance of services by any Indemnified Party hereunder except to the extent that the Company incurs Damages that are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the bad faith, gross negligence or willful misconduct of the Indemnified Party.

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B. If for any reason other than in accordance with the previous paragraph of this Section 5, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company will contribute to the amount paid or payable by an Indemnified Party for Damages and Expenses related thereto in such proportion as is appropriate to reflect the relative benefits to the Company and/or its stockholders on the one hand, and Placement Agent on the other hand, in connection with the matters covered by this Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. The Company agrees that for purposes of this paragraph the relative benefits to the Company and/or its stockholders and Placement Agent in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Company and/or its stockholders in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to the fees paid to Placement Agent under this Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all such Damages and Expenses exceed the amount of fees actually received and retained by Placement Agent under this Agreement (excluding any amounts received by Placement Agent as reimbursement of expenses). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents) on the one hand, or by Placement Agent, on the other hand.

C. No Indemnified Party will agree to settle any Proceeding and seek indemnification or reimbursement hereunder unless such Indemnified Party obtained the Company’s consent (which consent will not be unreasonably withheld) to such settlement. The Company agrees not to enter into any waiver, release or settlement of any Proceeding (whether or not any Indemnified Party is a party thereto) in respect of which indemnification may be sought hereunder without the prior written consent of Placement Agent (which consent will not be unreasonably withheld), unless such waiver, release or settlement (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding, (ii) does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party and (iii) does not preclude or purport to preclude the future business activities of any Indemnified Person.

D. In addition to any rights of indemnification or contribution set forth above, the Company agrees to reimburse each Indemnified Party for all out-of-pocket costs and expenses as they are incurred (including, without limitation, the reasonable fees and expenses of outside counsel) in connection with investigating, preparing or settling any Proceeding involving the enforcement of this Agreement or this Section 5.

E. The indemnity, reimbursement and contribution obligations of the Company are in addition to any liability that the Company may have at common law or otherwise to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party. The provisions of this Section 5 will survive the modification, expiration or termination of this Agreement.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the Effective Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems, it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees pursuant to Section 3 hereof with respect to the Subscription Receipts if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent as set forth in Section 3 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

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SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Subscription Receipts hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received the favorable opinions of Sichenzia Ross Ference Carmel LLP, MLT Aikins LLP, and Blake, Cassels & Graydon LLP, counsel to the Company, dated as of the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

C. The Placement Agent shall have received (i) a customary Officers’ Certificate, executed and delivered by the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement, (ii) a Chief Financial Officer’s Certificate regarding certain financial information included in the Company’s filings with the Commission and (iii) a Secretary’s Certificate executed and delivered by the Company’s corporate secretary certifying that (A) the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (B) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other customary certifications reasonably satisfactory to the Placement Agent.

E. The Placement Agent shall have received an executed FINRA questionnaire from each of the Company and the Company’s executive officers, directors and 5% or greater securityholders.

F. The Placement Agent shall have received, on or before the date of this Agreement, executed copies of the Lock-Up Agreement, the form of which is attached hereto as Exhibit B, from each of the persons listed therein.

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G. The Placement Agent shall have received on the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization or existence and their good standing as foreign corporations in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, dated no more than one (1) business day prior to such Closing Date.

I. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Subscription Receipts or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Subscription Receipts or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

J. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Subscription Receipts and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

K. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

L. The Company shall have received all requisite regulatory approvals set forth in the Purchase Agreement, including, without limitation, as it relates to the Company’s continued listing on the NYSE American for the duration of the Placement and following the Closing Date.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, any Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to principles of conflicts of law. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Subscription Receipts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 14. STANDSTILL. Without the prior written consent of Placement Agent, from the date hereof until sixty (60) days after the Closing Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents, other than an Exempt Issuance or (ii) file any registration statement or any amendment or supplement thereto, other than pursuant to the Registration Rights Agreement. For purposes of this Agreement, “Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) the securities of the Company issued pursuant to the Purchase Agreements, (d) warrants to be issued to Meteora Capital, LLC and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 14 herein and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

[Signature page follows]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

D. BORAL CAPITAL LLC

By:
Name:	Philip Wiederlight
Title:	Chief Operating Officer

Address for notice:

D. Boral Capital LLC

590 Madison Avenue, 39th Floor New

York, NY 10022

Attention: Philip Wiederlight

Email: pwiederlight@dboralcapital.com

Accepted and Agreed to as of the date first written above:

PINEAPPLE FINANCIAL, INC.

By:
Name:	Shubha Dasgupta
Title:	Chief Executive Officer

Address for notice:

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Attention: Shubha Dasgupta

Email: shubha@gopineapple.com

Exhibit A

FORM OF SECURITIES PURCHASE AGREEMENT

Exhibit B

FORM OF LOCK-UP AGREEMENT